SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2009
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
On February 10, 2009, we issued a press release announcing our fourth quarter and fiscal year 2008 financial results.
A copy of the press release is attached hereto as exhibit 99.1.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On February 5, 2009, the Board of Directors elected Martin P. Coles as a new member of the Board, to be effective immediately. Mr. Coles will serve as a Class II director and will be compensated on the same terms as the other non-employee directors of the Company. His election fills a vacancy on the Board.
     Mr. Coles joined Starbucks in April 2004 as president, Starbucks Coffee International, and, in July 2008, reassumed and currently holds this role, after having served as chief operating officer from September 2007 to July 2008. Prior to joining Starbucks, Mr. Coles served as President and CEO of Reebok International, Ltd., a sports and fitness products company, from December 2001 to February 2004. Prior to joining Reebok International, Ltd., Mr. Coles held several executive level sales and operations positions with NIKE Inc., Letsbuyit.com, Gateway, Inc. and Procter & Gamble.
     There is no understanding or arrangement between Mr. Coles and any other person or persons with respect to his election as director. The Company has entered into its standard form Director Indemnification Agreement with Mr. Coles. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Coles or any member of his immediate family had, or will have, a direct or indirect material interest.
     A copy of the press release announcing the election of Mr. Coles is attached as Exhibit 99.2 hereto.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press release, dated February 10, 2009, announcing Levi Strauss & Co.’s fourth quarter and fiscal year 2008 financial results.

99.2	Press release, dated February 10, 2009, announcing the election of Martin P. Coles to the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 10, 2009	LEVI STRAUSS & CO.

	By: Name:	/s/ Heidi L. Manes Heidi L. Manes
	Title:	Vice President and Controller / Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 10, 2009, announcing Levi Strauss & Co.’s fourth quarter and fiscal year 2008 financial results.

99.2	Press release, dated February 10, 2009, announcing the election of Martin P. Coles to the Board.